Exhibit 10.32

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of this 30th day of September, 2013, by and among FREDRIC NEVILLE ESHELMAN REVOCABLE TRUST u/a dated July 13, 1988, as amended and/or restated (“Subordinated Lender”), FURIEX PHARMACEUTICALS, INC., a Delaware corporation, APBI HOLDINGS, LLC, a North Carolina limited liability company, DEVELOPMENT PARTNERS, LLC, a Delaware limited liability company, and GENUPRO, INC., a North Carolina corporation (either individually or collectively as the context may require, the “Borrower”), and MIDCAP FUNDING III, LLC, a Delaware limited liability company, as Agent (acting in such capacity, “Agent”) for the financial institutions or other entities from time to time parties to the Senior Loan Agreement (as hereinafter defined), and as a Lender, or such then present holder or holders of the Senior Loan (as hereinafter defined) as may from time to time exist (the “Lenders,” and collectively with the Agent, the “Senior Lenders”).

RECITALS

A.      Borrower and Senior Lenders have entered into a Second Amended and Restated Loan and Security Agreement dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted herein, the “Senior Loan Agreement”) pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Loan Agreement, to make certain loans and financial accommodations to Borrower and the other Loan Parties (as defined below). All of Borrower’s obligations to the Agent and the Senior Lenders under the Senior Loan Agreement and the other Senior Loan Documents (as hereinafter defined) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired personal property of Borrower, other than certain Intellectual Property as more specifically set forth in the Senior Loan Agreement (all collateral, real and personal, now or hereafter encumbered by the lien of any Senior Loan Document is herein referred to collectively as the “Collateral”). Borrower and any other Loan Party (as defined in the Senior Loan Agreement) may each be referred to herein as a “Loan Party” and collectively as “Loan Parties”. All other capitalized terms used but not defined herein shall have the meanings set forth in the Senior Loan Agreement.

B.     Borrower and Subordinated Lender have entered into that certain Loan and Security Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted herein, the “Subordinated Loan Agreement”) pursuant to which Subordinated Lender has agreed, subject to the terms and conditions set forth in the Subordinated Loan Agreement, to make a term loan and certain other financial accommodations to Borrower. All of Borrower’s obligations to Subordinated Lender under the Subordinated Loan Agreement and the other Subordinated Loan Documents (as hereinafter defined) are secured by liens on and security interests in the Collateral (the “Subordinated Loan Agreement Liens”).

C.     As an inducement to and as one of the conditions precedent to the agreement of Agent and Senior Lenders to consummate the transactions contemplated by the Senior Loan Agreement, and the Subordinated Lender to consummate the transactions contemplated by the Subordinated Loan Agreement, Agent and Senior Lenders, on the one hand, and Subordinated Lender, on the other hand, have required the execution and delivery of this Agreement by each other and by Borrower in order to set forth the relative rights and priorities of Senior Lenders and Subordinated Lender under the Senior Loan Documents and the Subordinated Loan Documents (as hereinafter defined).

AGREEMENT

NOW, THEREFORE, in order to induce Senior Lenders and Subordinated Lender to consummate the transactions contemplated by the Senior Loan Agreement and the Subordinated Loan Agreement, respectively, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby covenant and agree as follows:

1.            Definitions. In addition to the terms defined elsewhere in this Agreement or in the recitals hereto, the following terms shall have the following meanings in this Agreement:

“Bankruptcy Code” shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“Distribution” means, with respect to any indebtedness, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, including, without limitation, at maturity of such indebtedness, (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person, or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness or obligation in or upon any property of any Person.

“Enforcement Action” shall mean (a) to take from or for the account of any Loan Party or any guarantor of the Subordinated Loan(s), by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Loan Party or any such guarantor with respect to the Subordinated Loan; (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Loan Party or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Loan (which shall include, for the avoidance of doubt, any demand or collection of payment at maturity), or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Loan Documents or applicable law with respect to the Subordinated Loan, including, without limitation, any judicial proceedings to obtain possession of any premises leased under the Subordinated Loan Documents; (c) to accelerate the Subordinated Loan(s); (d) to exercise any put option or to cause any Loan Party or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Loan Document; (e) to notify account debtors or directly collect accounts receivable or other payment rights of any Loan Party or any such guarantor; (f) to exercise any self-help remedies available to each Subordinated Lender in its capacity as a landlord under a lease which constitutes a portion of the Subordinated Loan Documents; or (g) take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Loan Party or any such guarantor including the Collateral.

“Maximum Principal Balance” shall mean fifty million and no/100 dollars ($50,000,000.00) as of the date of this Agreement, reduced by indefeasible payments of principal made by Borrower after the date of this Agreement in respect of the Senior Loans.

“Paid in Full” or “Payment in Full” shall mean, with respect to the Senior Loans, the date that is ninety-one (91) days after the full and indefeasible payment in cash and satisfaction in full of all of the obligations under the Senior Loan Documents (other than inchoate indemnity obligations for which a claim has not yet been made), and the termination of all obligations of Agent and Senior Lenders under the Senior Loan Documents (including, without limitation, any commitment to lend), and the termination of the Senior Loan Documents.

“Permitted Subordinated Loan Interest Payments” means regularly scheduled monthly payments of interest on the Subordinated Loan on a non-accelerated basis in accordance with the terms of the Subordinated Loan Agreement.

“Permitted Subordinated Loan Principal Payments” means regularly scheduled monthly amortization payments in an amount not to exceed one hundred sixty-six thousand, six hundred sixty-six and no/100 dollars ($166,666.00) per month, due and payable to Subordinated Lender on a non-accelerated basis in accordance with the terms of the Subordinated Loan Agreement

“Permitted Subordinated Loan Payments” means, the Permitted Subordinated Loan Interest Payments and Permitted Subordinated Loan Principal Payments.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Senior Loan(s)” shall mean all obligations, liabilities and indebtedness of every nature of any Loan Party from time to time owed to Senior Lenders under the Senior Loan Documents or otherwise, whether now existing or hereafter created, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code, together with (a) any amendments, restatements, modifications, renewals or extensions thereof, and (b) any interest accruing thereon or fees, costs, expenses or other amounts due thereunder after the commencement of a Proceeding, without regard to whether or not such interest, fees, costs, expenses or other amounts are an allowed claim.

“Senior Loan Documents” shall mean the promissory note or other instruments evidencing the Senior Loan or the obligation to pay the Senior Loan, any guaranty with respect to the Senior Loan, any security agreement or other collateral document securing the Senior Loan (including, without limitation, the Senior Loan Agreement) and all other documents, agreements and instruments now existing or hereafter entered into evidencing or pertaining to all or any portion of the Senior Loan.

“Subordinated Loan(s)” shall mean all obligations, liabilities and indebtedness of every nature of any Loan Party from time to time owed to Subordinated Lender pursuant to the Subordinated Loan Agreement and the other Subordinated Loan Documents, in each case whether now existing or hereafter created, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with any amendments, modifications, renewals or extensions thereof.

“Subordinated Loan Documents” shall mean the Subordinated Loan Agreement and any other agreement, promissory note, lease or other instrument evidencing the Subordinated Loan or the obligation to pay the Subordinated Loan, any guaranty with respect to the Subordinated Loan, any security agreement or other collateral document securing the Subordinated Loan and all other documents, agreements and instruments now existing or hereafter entered into evidencing or pertaining to all or any portion of the Subordinated Loan.

2.             Subordination.

2.1.          Subordination of Subordinated Loans to Senior Loans. Each Loan Party covenants and agrees, and each Subordinated Lender likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Loan Documents, that the payment of any and all of the Subordinated Loans shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the Payment in Full of all Senior Loans. Each holder of the Senior Loans, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired the Senior Loans in reliance upon the provisions contained in this Agreement. Except as otherwise permitted under subsection 2.2 below, until the Senior Loan has been Paid in Full, no Borrower, nor any Loan Party, shall make, and Subordinated Lender shall not accept, any Distribution on account of the Subordinated Loan or any Subordinated Loan Documents, whether in cash, securities or other property.

2.2.          Subordinated Debt Payment Restrictions. Notwithstanding the provisions of subsection 2.1 hereinabove, Permitted Subordinated Loan Payments may be made by the Borrower or accepted by Subordinated Lender, but only if, (a) at the time of such Permitted Subordinated Loan Payment, no Default or Event of Default exists under and as defined in the Senior Loan Documents and no default thereunder will be created by reason of such payment and (b) solely with respect to Permitted Subordinated Loan Principal Payments, after giving effect to such Permitted Subordinated Loan Principal Payment, the Borrower will have not less than seven million, five hundred thousand and no/100 dollars ($7,500,000.00) in cash; provided, that, if any such Permitted Subordinated Loan Payment has not been made by Borrower or received by Subordinated Lender as a result of the failure to meet the conditions set forth in clauses (a) and (b) above, as applicable, such Permitted Subordinated Loan Payment shall be made by Borrower on the next scheduled monthly payment date pursuant to the Subordinated Loan Agreement, but only if the conditions for payment in clauses (a) and (b) above, as applicable, are satisfied.

2.3.          Subordinated Loan Standstill. Until the Senior Loans are Paid in Full, Subordinated Lender shall not, without the prior written consent of Agent, take any Enforcement Action with respect to the Subordinated Loans.

2.4.          Incorrect Payments. If any Distribution on account of the Subordinated Loan not permitted to be made by any Loan Party or accepted by Subordinated Lender under this Agreement is made and received by Subordinated Lender, such Distribution shall not be commingled with any of the assets of Subordinated Lender, shall be held in trust by Subordinated Lender for the benefit of Senior Lenders and shall be promptly paid over to Agent for the benefit of Senior Lenders for application in accordance with the Senior Loan Documents to the payment of the Senior Loans then remaining unpaid, until all of the Senior Loans are Paid in Full.

2.5.          Subordination of Liens and Security Interests; Agreement Not to Contest; Agreement to Release any Liens. Subordinated Lender hereby acknowledges, agrees, represents and warrants that, except for the Subordinated Loan Agreement Liens, none of the Subordinated Loans nor any portion thereof is as of the date hereof, or at any time in the future shall be, secured by any other lien or security interest in any of the Collateral, the equity interests in any Loan Party or any other asset of a Loan Party, or guaranteed by any Loan Party. Without limiting the foregoing, until the Senior Loans have been Paid in Full, all liens and security interests of Subordinated Lender in the Collateral shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of Senior Lenders in the Collateral and securing the Senior Loans (including the Subordinated Loan Agreement Liens), regardless of the time, manner or order of perfection of any such liens and security interests and regardless of any failure, whether intervening or continuing, of Senior Lenders’ liens and security interests to be perfected; provided, however, that each of the parties hereto acknowledges and agrees that, except for the Subordinated Loan Agreement Liens, the existence of any lien or security interest of Subordinated Lender would constitute an automatic and immediate Event of Default under the Senior Loan Agreement and a breach of this Agreement. Each Subordinated Lender agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Loans, the Senior Loan Documents, or the liens and security interests of Senior Lenders in the Collateral securing the Senior Loans. Agent covenants and agrees with Subordinated Lender that it will not at any time contest the validity, perfection, priority or enforceability of the Subordinated Loan Agreement Liens in the Collateral or the Subordinated Loan Documents, subject to the rights and priorities of the Senior Lenders under this Agreement. In the event that any lien or security interest other than the Subordinated Loan Agreement Liens arises in favor of any Subordinated Lender, immediately upon Agent’s request, each such Subordinated Lender shall (or shall cause its agent to) promptly execute and deliver to Agent such termination statements and releases as Agent shall request to effect the release of the liens and security interests of each Subordinated Lender in any such Collateral. In furtherance of the foregoing, each Subordinated Lender hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of each such Subordinated Lender and in the name of each such Subordinated Lender or otherwise, to execute and deliver any document or instrument which each such Subordinated Lender may be required to deliver pursuant to this subsection 2.5.

2.6.          Application of Proceeds from Sale or other Disposition of the Collateral; Agreement to Release Liens.

(a)     In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Senior Loan Documents or as otherwise consented to by Agent until such time as the Senior Loans are Paid in Full, with any excess thereafter being paid over in accordance with Section 2.6(c).

(b)     Without affecting the rights of Agent or Senior Lenders under this Agreement, and without limiting the limitation on liens and security interests in favor of the Subordinated Lender as more specifically set forth in subsection 2.5, Subordinated Lender agrees and consents that any Collateral securing the Subordinated Loans, in whole or in part, may be compromised, exchanged, sold or surrendered by Agent for other Collateral as it may deem advisable, and that any balance or balances of funds with Agent at any time outstanding to the credit of Borrower may, from time to time, in whole or in part, be surrendered or released by Agent as it may deem advisable, subject, however, to the terms of the Senior Loan Documents and Subordinated Lender’s Subordinated Loan Agreement Liens. In the event that Agent has determined to enforce its rights against any Collateral, then promptly upon Agent’s request, Subordinated Lender shall promptly execute and deliver to Agent such termination statements and releases as Agent shall reasonably request to effect the release of any liens and/or security interests of Subordinated Lender (including the Subordinated Loan Agreement Liens) in any such Collateral. In furtherance of the foregoing, Subordinated Lender hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of Subordinated Lender and in the name of Subordinated Lender or otherwise, to execute and deliver any document or instrument which Subordinated Lender may be required to deliver pursuant to this subsection 2.6.

(c)     All Collateral and all proceeds thereof received by Agent after Payment in Full of the Senior Loans shall be forthwith paid over, in the kind or funds and currency received, to whomever may be lawfully entitled thereto; provided, that, Agent shall not be required to make any special inquiry as to who may be entitled to such Collateral or proceeds.

2.7.         Sale, Transfer or other Disposition of Subordinated Loan. Subordinated Lender shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Loan or any Subordinated Loan Document without the prior written consent of Agent, which consent may be withheld in its sole and absolute discretion.

2.8.         Legends. Until the termination of this Agreement in accordance with Section 8 hereof, Subordinated Lender will cause to be clearly, conspicuously and prominently inserted on the face of each Subordinated Loan Document, the following legend:

“This instrument or other agreement and the indebtedness, rights and obligations evidenced hereby and any liens or other security interests securing such rights and obligations are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (as amended, restated, supplemented or modified from time to time, the “Subordination and Intercreditor Agreement”), dated as of September 30, 2013, by and among the Subordinated Lender identified therein and MidCap Funding III, LLC, in its capacity as agent (together with its successors and assigns, “Agent”) for the Senior Lenders (as defined in the Subordination and Intercreditor Agreement), to certain indebtedness, rights and obligations of FURIEX PHARMACEUTICALS, INC., APBI HOLDINGS, LLC, DEVELOPMENT PARTNERS, LLC and GENUPRO, INC., to Agent and the Senior Lenders, and all liens and security interests of Agent securing the same, all as described in the Subordination and Intercreditor Agreement, and each holder and transferee of this instrument or agreement, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination and Intercreditor Agreement.”

2.9.          Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving Borrower:

(a)      Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Loan shall be paid or delivered directly to Agent (to be held and/or applied by Senior Lenders in accordance with the terms of the Senior Loan Documents) until all of the Senior Loans are Paid in Full. Each Subordinated Lender irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Agent. Each Subordinated Lender also irrevocably authorizes and empowers Agent, in the name of Subordinated Lender, to demand, sue for, collect and receive any and all such Distributions.

(b)      Each Subordinated Lender agrees that Agent may consent to the use of cash collateral or provide financing to any Loan Party on such terms and conditions and in such amounts as Agent, in its sole discretion, may decide and, in connection therewith, any Loan Party may grant to Agent for the benefit of Senior Lenders liens and security interests upon all of the property of any Loan Party, which liens and security interests (i) shall secure payment of the Senior Loans (whether such Senior Loans arose prior to the commencement of any Proceeding or at any time thereafter) and all other financing provided by Senior Lenders during the Proceeding, and (ii) shall be superior in priority to the liens and security interests, if any, in favor of each such Subordinated Lender on the property of any Loan Party. Each Subordinated Lender agrees that it will not object to or oppose a sale or other disposition of any property securing all or any part of the Senior Loans free and clear of security interests, liens or other claims of Subordinated Lenders under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if Agent has consented to such sale or disposition. Each Subordinated Lender agrees not to assert any right it may have to “adequate protection” of Subordinated Lender’s interest in any Collateral in any Proceeding and agrees that it will not seek to have the automatic stay lifted with respect to any Collateral without the prior written consent of Agent. Each Subordinated Lender waives any claim it may now or hereafter have arising out of Agent’s election, in any Proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by Borrower, as debtor in possession.

(c)      Each Subordinated Lender agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Loans requested by Agent in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Agent its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of any Subordinated Lender promptly to do so prior to thirty (30) days before the expiration of the time to file any such proof of claim, and (ii) vote such claim in any such Proceeding upon the failure of any Subordinated Lender to do so prior to fifteen (15) days before the expiration of the time to vote any such claim; provided, however, that Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Agent votes any claim in accordance with the authority granted hereby, the relevant Subordinated Lender shall not be entitled to change or withdraw such vote. Each Subordinated Lender hereby assigns to Agent or its nominee (and will, upon request of Agent, reconfirm in writing the assignment to Agent or its nominee of) all rights of such Subordinated Lender under such claims.

(d)      The Senior Loans shall continue to be treated as the Senior Loans and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and Subordinated Lenders even if all or part of the Senior Loans or the security interests securing the Senior Loans are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Loans is rescinded or must otherwise be returned by any holder of the Senior Loans or any representative of such holder.

3.            Modifications; Notices of Default; Representations.

3.1.         Modifications to Senior Loan Documents. Senior Lenders may at any time and from time to time without the consent of or notice to Subordinated Lenders, without incurring liability to any Subordinated Lender and without impairing or releasing the obligations of each Subordinated Lender under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Loans, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Loans; provided, however, that, without first obtaining the consent of the Subordinated Lender, neither Agent nor Senior Lenders shall amend, modify or supplement the Senior Loan Documents to do any of the following: (a) increase the principal amount of the Senior Loans in excess of the Maximum Principal Balance (provided, that, for the avoidance of doubt, this clause (a) shall not affect in any way Agent’s or Senior Lenders’ right to make and be reimbursed for protective or similar payments or advances under the Senior Loan Documents, regardless of whether such payments or advances are, or are deemed, extensions of credit to the Borrower or any Loan Party and such amounts shall not count against the Maximum Principal Balance) , (b) increase the interest rate on any of the Senior Loans (provided, that, this clause (b) shall not in any way affect Agent’s or Senior Lenders’ right to impose the default rate of interest or any late payment penalty against the Borrowers) or (c) extend the maturity date of the Senior Loans beyond October 1, 2018.

3.2.         Modifications to Subordinated Loan Documents; Maximum Principal Amount of Subordinated Loan. Until the Senior Loans have been Paid in Full, and notwithstanding anything to the contrary contained in the Subordinated Loan Documents, Subordinated Lenders shall not, without the prior written consent of Agent, agree to any amendment, modification or supplement to the Subordinated Loan Documents other than, so long as a copy is provided to Agent, an amendment for the sole purpose of extending the maturity date of the Subordinated Loans or reducing or waiving the payment amount owing on any monthly scheduled amortization date. Without limiting the foregoing, the original principal indebtedness of the Subordinated Loan shall not exceed, in the aggregate, fifteen million and no/100 dollars ($15,000,00.00). Nothing herein, including the provisions of this Agreement pertaining to subordination of liens on the Collateral, shall be construed to imply Agent’s or Senior Lenders’ consent to any Subordinated Loan Document which grants a lien upon any of the Collateral or any other property of the Borrower or on the ownership interests of each Borrower (other than the Subordinated Loan Agreement Liens) or the making of any other loans or other advances by the Subordinated Lender (other than the Subordinated Loans made or contemplated to be made pursuant to the Subordinated Loan Agreement as of the date of this Agreement).

3.3          Notices of Default under Senior Loan Documents and Subordinated Loan Documents. Agent shall use its reasonable efforts to copy Subordinated Lender on any notice of Event of Default that it provides to Borrower under the Senior Loan Documents; provided, that Agent shall have no liability for the failure to provide such copy. Each Subordinated Lender shall use its reasonable efforts to copy Agent on any notice of Event of Default that it provides to Borrower under the Subordinated Loan Documents; provided, that such Subordinated Lender shall have no liability for the failure to provide such copy. Borrower agrees to send to Senior Lenders and to Subordinated Lender, as applicable, copies of all notices of default which Borrower receives from the Senior Lenders or the Subordinated Lender, respectively. The provisions of this subsection 3.3 do not authorize Subordinated Lender to take any Enforcement Action.

3.4           Representations and Warranties. Each of the parties hereto makes the following representations and warranties:

(a) Such party is an entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction where it was formed, and has the corporate, limited liability company or partnership power and authority to execute, deliver and perform its respective obligations under this Agreement.

(b) The execution, delivery and performance of this Agreement (i) have been duly authorized by all requisite corporate or limited liability company action on the part of such party, (ii) does not require any consent or approval of, registration or filing with or any other action by any governmental authority on behalf of such party and (iii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or organization or other constitutive documents or by-laws or operating agreement of such party or any order of any governmental authority or any provision of any material indenture, material agreement or other material instrument binding upon such party.

(c) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

3.5          Agent’s Authority. Agent represents and warrants to Subordinated Lender that (a) it has been authorized by the Senior Lenders to enter into this Agreement and (b) Subordinated Lender shall have the right to rely fully upon the power and authority granted by the Senior Lenders to Agent pursuant to the Senior Loan Documents to enter into this Agreement and is authorized to deal exclusively with Agent until it has received written notice to the contrary from Agent or any Senior Lender of any revocation of or limitation on such power and authority of Agent.

        4.            Waiver of Certain Rights by Subordinated Lender.

4.1.          Marshaling. Each Subordinated Lender hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Agent or Senior Lenders to marshal any property of any Loan Party or any guarantor of the Senior Loans for the benefit of any Subordinated Lender.

4.2.          Rights Relating to Agent’s Actions with respect to the Collateral. Each Subordinated Lender hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing Agent or any Senior Lender from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, each Subordinated Lender hereby agrees (a) that it has no right to direct or object to the manner in which Agent or any Senior Lender enforces its rights and remedies with respect to, or applies the proceeds of the Collateral resulting from the exercise by Agent or any Senior Lender of rights and remedies under the Senior Loan Documents to the Senior Loans, and (b) that neither Agent, nor any Senior Lender has assumed any obligation to act as the agent for any Subordinated Lender with respect to the Collateral.

4.3.          Rights Relating to Disclosures. Each Subordinated Lender hereby agrees that Senior Lenders has not assumed any obligation or duty to disclose information regarding any Loan Party or the Senior Loans to any Subordinated Lender, and Senior Lenders shall have no special or fiduciary relationship to any Subordinated Lender. Each Subordinated Lender hereby fully waives and releases Senior Lenders from any affirmative disclosures which may be required of Senior Lenders under applicable law.

5.            Construction. The terms of this Agreement were negotiated among business persons sophisticated in the area of business finance, and accordingly, in construing the terms of this Agreement, no rule or law which would require that this instrument be construed against the party who drafted this instrument shall be given any force or effect.

6.            Modification of this Agreement. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Agent and each Subordinated Lender to be bound thereby, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder. For the avoidance of doubt, each party hereto agrees that neither Borrower’s, nor any other Loan Party’s signature shall be required to amend or otherwise modify this Agreement.

7.            Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

8.            Continuing Agreement.   This is a continuing agreement and will remain in full force and effect until all of the Senior Loans have been Paid in Full and all of Subordinated Lender’s obligations to Senior Lenders hereunder have been fully performed and indefeasibly satisfied. This Agreement will continue to be effective or will be reinstated, as the case may be, if at any time payment of all or any part of the Senior Loan Documents or the obligations thereunder is rescinded or must otherwise be returned by Agent and/or Senior Lenders upon insolvency, bankruptcy, or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

9.           Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and personally delivered, mailed by registered or certified mail (return receipt requested and postage prepaid), sent by facsimile (with a confirming copy sent by regular mail), sent by electronic mail transmission or sent by prepaid overnight courier service, and addressed to the relevant party at its address set forth below, or at such other address as such party may, by written notice, designate as its address for purposes of notice under this Agreement:

If to Senior Lenders, to Agent at:

MidCap Funding III, LLC
7255 Woodmont Avenue, Suite 200

Bethesda, Maryland 20814

Attention: Portfolio Management- Life Sciences

Fax: (301) 941-1450

E-mail: lviera@midcapfinancial.com

with a copy to:

MC Serviceco, LLC
7255 Woodmont Avenue, Suite 200

Bethesda, Maryland 20814

Attention: General Counsel

Fax: (301) 941-1450

E-mail: rgoodridge@midcapfinancial.com

If to Borrower or any other Loan Party, at:

Furiex Pharmaceuticals, Inc.

3900 Paramount Parkway, Suite 150

Morrisville, North Carolina 27560

Attention: President and Chief Financial Officer

Fax: (919) 456-7850

E-mail:      june.almenoff@furiex.com

 marshall.woodworth@furiex.com

If to Subordinated Lender, at:

Fredric Neville Eshelman, Trustee

6814 Towles Road

Wilmington, North Carolina 28409

                Fax: (910) 777-2647

E-mail: Fred.Eshelman@furiex.com

If mailed, notice shall be deemed to be given five (5) days after being sent, and if sent by personal delivery, facsimile, electronic transmission or prepaid courier, notice shall be deemed to be given when delivered.

10.          Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Senior Lenders, Subordinated Lenders and the Loan Parties; provided, however, that neither Subordinated Lender nor any Loan Party may assign this Agreement or the Subordinated Loan Documents in whole or in part without the prior written consent of Agent. Senior Lenders may, from time to time, without notice to Subordinated Lenders, assign or transfer any or all of the Senior Loans or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Loans shall, subject to the terms hereof, be and remain the Senior Loans for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Loans or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Loans, be entitled to rely upon the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

11.           No Waiver or Novation. No waiver shall be deemed to have been made by any party to this Agreement of any of its rights under this Agreement unless the same shall be in writing and duly signed by its duly authorized officers, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of any party to this Agreement in any other respect at any time. No executory agreement shall be effective to change, modify or to discharge, in whole or in part, this Agreement, unless such executory agreement is in writing and duly signed by the duly authorized officers of each party to this Agreement.

    12.          CONSENT TO JURISDICTION. EACH SUBORDINATED LENDER AND EACH OF THE LOAN PARTIES HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF MARYLAND AND IRREVOCABLY AGREES THAT, SUBJECT TO SENIOR LENDERS’ ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH SUBORDINATED LENDER AND EACH OF THE LOAN PARTIES EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH SUBORDINATED LENDER AND EACH OF THE LOAN PARTIES HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO EACH SUBORDINATED LENDER AND EACH OF THE LOAN PARTIES AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF EACH SUBORDINATED LENDER, EACH LOAN PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF EACH SUBORDINATED LENDER OR EACH LOAN PARTY, AS APPLICABLE, FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). EACH SUBORDINATED LENDER AND EACH OF THE LOAN PARTIES AGREES THAT SENIOR LENDERS’ COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. EACH SUBORDINATED LENDER AND EACH OF THE LOAN PARTIES IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY SENIOR LENDERS, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER ITS CONTROL AND RELATING TO THE DISPUTE.

13.          WAIVER OF JURY TRIAL. EACH SUBORDINATED LENDER, EACH OF THE LOAN PARTIES AND SENIOR LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED LOAN DOCUMENTS OR ANY OF THE SENIOR LOAN DOCUMENTS. EACH SUBORDINATED LENDER, EACH OF THE LOAN PARTIES AND SENIOR LENDERS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH SUBORDINATED LENDER, EACH OF THE LOAN PARTIES AND SENIOR LENDERS WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

14.           Miscellaneous.

14.1.        Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Loan Documents or the Senior Loan Documents, the provisions of this Agreement shall control and govern.

14.2.        Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

14.3.        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, but in making proof hereof, it shall only be necessary to produce one such counterpart containing signatures pages signed by each party.

14.4.        Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

14.5.        Governing Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Maryland, without regard to conflicts of law principles.

14.6.        Relative Rights. This Agreement shall define the relative rights of Senior Lenders, on the one hand, and Subordinated Lenders, on the other hand. Nothing in this Agreement shall (a) impair, as between the Loan Parties, on the one hand, and Senior Lenders, on the other hand, the obligation of the Loan Parties with respect to the payment of the Senior Loans and the Subordinated Loans in accordance with their respective terms, or (b) affect the relative rights of Senior Lenders, on the one hand, or Subordinated Lenders, on the other hand, with respect to any other creditors of the Loan Parties

14.7.        Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this Agreement constitute an instrument executed and delivered under seal, the parties have caused this Agreement to be executed under seal as of the date first written above.

AGENT:

MIDCAP FUNDING III, LLC, a Delaware limited liability company, as Agent for Senior Lenders

By:_/s/ Josh Groman__________________(SEAL)
Name: Josh Groman
Title: Managing Director

SUBORDINATED LENDER:

FREDRIC NEVILLE ESHELMAN
REVOCABLE TRUST u/a dated July 13, 1988,
as amended and/or restated

By: _/s/ Fredric Neville Eshelman________ (SEAL)
Name: Fredric Neville Eshelman
Title: Trustee

FURIEX PHARMACEUTICALS, INC.

By: _/s/ Marshall Woodworth______________ (SEAL)
Name: Marshall Woodworth
Title: Chief Financial Officer

APBI HOLDINGS, LLC

By: _/s/ Marshall Woodworth______________ (SEAL)
Name: Marshall Woodworth
Title: Chief Financial Officer

DEVELOPMENT PARTNERS, LLC

By: _/s/ Marshall Woodworth______________ (SEAL)
Name: Marshall Woodworth
Title: Chief Financial Officer

GENUPRO, INC.

By: _/s/ Marshall Woodworth______________ (SEAL)
Name: Marshall Woodworth
Title: Chief Financial Officer